                                                                    EXHIBIT 99.1

BESTWAY TRUCKING, INC.,
CONNECTION ONE TRUCKING, LLP,
AND DLS LEASING, INC.

Combined Financial Statements
For the Year Ended December 31, 1998 and the
Six Months Ended June 30, 1998 and 1999 (Unaudited)

                    BESTWAY TRUCKING, INC., CONNECTION ONE
                     TRUCKING, LLP, AND DLS LEASING, INC.


                               Table of Contents

                                                                       Page

   Report of Independent Accountants                                      1

   Combined Balance Sheets                                                2

   Combined Statements of Income                                          3

   Combined Statements of Changes in Stockholder's Equity                 4

   Combined Statements of Cash Flows                                      5

   Notes to the Combined Financial Statements                          6-13

                       REPORT OF INDEPENDENT ACCOUNTANTS



September 24, 1999


To the Stockholder of Bestway Trucking, Inc., the Partners of Connection One Trucking, LLP and the Stockholder of DLS Leasing, Inc.

In our opinion, the accompanying combined balance sheet and the related combined statements of income, of changes in stockholder's equity, and of cash flows present fairly, in all material respects, the combined financial position of Bestway Trucking, Inc., Connection One Trucking, LLP, and DLS Leasing, Inc. at December 31, 1998, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP
Atlanta, Georgia

BESTWAY TRUCKING, INC., CONNECTION ONE
TRUCKING, LLP, AND DLS LEASING, INC.

COMBINED BALANCE SHEETS
DECEMBER 31, 1998 AND JUNE 30, 1999 (unaudited)
--------------------------------------------------------------------------------

                                                          December 31,      June 30,
ASSETS                                                       1998            1999
                                                          -----------     -----------
                                                                          (Unaudited)
Current Assets:
  Cash                                                    $ 1,622,197     $ 1,125,770
  Certificates of deposit                                     303,474         310,946
  Investments held for trading, at market                           -         819,588
  Accounts receivable, net of allowance for
   doubtful accounts of $35,000 for 1998 and 1999           4,709,587       4,485,650
  Related party receivables                                 1,223,710       1,542,792
  Other receivables                                            50,632          78,687
  Prepaid expenses                                            456,175         684,723
  Other current assets                                        615,285         475,329
  Deferred income taxes                                       668,330         479,667
                                                          -----------     -----------
           Total current assets                             9,649,390      10,003,152

Noncurrent assets:
  Property and equipment, net                              32,910,914      32,419,525
  Other assets, net                                            40,000          38,333
                                                          -----------     -----------
           Total noncurrent assets                         32,950,914      32,457,858
                                                          -----------     -----------
           Total assets                                   $42,600,304     $42,461,010
                                                          ===========     ===========

LIABILITIES, STOCKHOLDER'S EQUITY, AND
 PARTNERSHIP INTEREST

Current liabilities:
  Line of credit                                          $ 4,605,655     $ 5,434,373
  Current maturities of long-term debt                      7,745,201       7,491,320
  Current employee obligations                                 29,391          29,391
  Accounts payable                                            971,562         963,801
  Accrued expenses and other current liabilities            1,790,563       1,296,735
  Federal and state income taxes payable                    1,227,307       1,230,057
                                                           ----------      ----------
           Total current liabilities                       16,369,679      16,445,677

Noncurrent liabilities:
  Long-term employee obligations                              339,875         325,304
  Long-term debt                                           20,645,389      20,391,309
  Deferred income taxes                                       954,779         623,448
                                                          -----------     -----------
           Total noncurrent liabilities                    21,940,043      21,340,061
                                                          -----------     -----------
           Total liabilities                               38,309,722      37,785,738
                                                          -----------     -----------

Commitments and contingencies                                       -               -

Stockholder's Equity and Partnership Interest:
  Common Stock - Bestway Trucking, Inc., without par
   value, 750 shares authorized; 750 shares issued
   and outstanding; assigned value of $5.00 per share           3,750           3,750
  Partnership Interest - Connection One Trucking LLC,
   100 units of interest outstanding; assigned
   value of $10.00 per unit                                     1,000           1,000
  Common Stock - DLS Leasing, Inc., without par value,
   1,000 shares authorized; 100 shares issued and
   outstanding; assigned value of $2.50 per share                 250             250
  Retained Earnings                                         4,285,582       4,670,272
                                                          -----------     -----------
          Total Stockholder's Equity and Partnership
           Interest                                         4,290,582       4,675,272
                                                          -----------     -----------
          Total Liabilities, Stockholder's Equity,
           and Partnership Interest                       $42,600,304     $42,461,010
                                                          ===========     ===========

  The accompanying notes are an integral part of these financial statements.

BESTWAY TRUCKING, INC., CONNECTION ONE TRUCKING, LLP, AND
DLS LEASING, INC.

COMBINED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1998 AND
THE SIX MONTH PERIODS ENDED JUNE 30, 1998 AND 1999 (unaudited)


                                                    December 31,     June 30,        June 30,
                                                        1998           1998            1999
                                                    ------------   ------------   ------------
                                                                    (Unaudited)    (Unaudited)
Revenues and other income:
  Freight and transportation revenue                 $40,544,312    $19,638,471    $21,387,412
  Other income                                           398,845        183,380        204,943
                                                     -----------    -----------    -----------
    Total revenues and other income                   40,943,157     19,821,851     21,592,355

Operating expenses:
  Purchased transportation                             2,014,620        899,361      1,190,919
  Salaries, wages and benefits                        17,625,589      8,381,955      9,535,812
  Fuel                                                 5,984,624      2,953,056      3,087,186
  Operating supplies and expenses                      4,849,080      1,964,335      2,161,405
  Insurance                                              962,441        459,549        506,749
  Depreciation and amortization expense                5,817,685      3,421,307      3,046,106
  General and administrative expense                     342,206        146,744        246,133
                                                     -----------    -----------    -----------
    Total operating expenses                          37,596,245     18,226,307     19,774,310
                                                     -----------    -----------    -----------
    Operating income                                   3,346,912      1,595,544      1,818,045

  Miscellaneous income                                     3,000          3,622         52,713
  Gain on sale of equipment                              185,338        200,220        348,944
  Unrealized loss on trading securities                        -              -       (677,288)
  Gain on sale of securities                              73,989              -        120,169
  Interest income                                         74,358         41,634         26,765
  Interest expense                                    (2,515,342)    (1,077,464)    (1,321,481)
                                                     -----------    -----------    -----------
    Earnings before income taxes                       1,168,255        763,556        367,867

  Income tax expense (benefit)
    attributable to operations                           (64,268)       120,618        (16,823)
                                                     -----------    -----------    -----------
    Net income                                       $ 1,232,523    $   642,938    $   384,690
                                                     ============   ===========    ===========

  The accompanying notes are an integral part of these financial statements.

BESTWAY TRUCKING, INC., CONNECTION ONE TRUCKING, LLP, AND
DLS LEASING, INC.

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY AND
PARTNERSHIP INTEREST
DECEMBER 31, 1998 AND JUNE 30, 1999 (unaudited)


                                             Bestway       Connection One         DLS          Retained
                                           Common Stock      Partnership      Common Stock     Earnings        Total
                                           ------------    --------------     ------------    ----------     ----------
Balance at December 31, 1997                  $3,750           $1,000              $250       $3,153,059     $3,158,059
  Net Income                                       -                -                 -        1,232,523      1,232,523
  Distribution                                     -                -                 -         (100,000)      (100,000)
                                              ------           ------              ----       ----------     ----------
Balance at December 31, 1998                   3,750            1,000               250        4,285,582      4,290,582
  Net Income (unaudited)                           -                -                 -          384,690        384,690
                                              ------           ------              ----       ----------     ----------
Balance at June 30, 1999 (unaudited)          $3,750           $1,000              $250       $4,670,272     $4,675,272
                                              ======           ======              ====       ==========     ==========


  The accompanying notes are an integral part of these financial statements.

BESTWAY TRUCKING, INC., CONNECTION ONE TRUCKING, LLP, AND
DLS LEASING, INC.

COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND
THE SIX MONTH PERIODS ENDED JUNE 30, 1998 AND 1999 (unaudited)


                                                                                  December 31,        June 30,            June 30,
                                                                                      1998              1998                1999
                                                                                  ------------      -----------          ----------
                                                                                                    (Unaudited)          (Unaudited)
Cash flows from operating activities:
  Net income from operations                                                     $  1,232,523        $   642,938       $   384,690
  Adjustments to reconcile net income to cash
    provided by operating activities:
      Depreciation and amortization                                                 5,817,685          3,421,307         3,046,106
      Gain on sale of equipment                                                      (185,338)          (200,200)         (348,944)
      Unrealized loss on trading securities                                                 -                  -           677,288
      Gain on sale of securities                                                      (73,989)                 -          (120,169)
      Deferred income taxes                                                          (399,429)          (456,658)         (142,668)
      Changes in assets and liabilities:
        (Increase) decrease in accounts receivable                                   (753,199)          (971,416)          223,937
        (Increase) decrease in related parties receivable                            (664,955)          (617,514)         (319,082)
        (Increase) decrease in other receivables                                        3,743            (15,645)          (28,055)
        (Increase) decrease in prepaid expenses                                       111,491           (511,869)         (228,548)
        (Increase) decrease in other current assets                                    65,243            (16,906)          139,956
        Increase (decrease) in accounts payable                                        93,373            366,463            (7,761)
        Increase (decrease) in accrued expenses and other current liabilities         554,428             42,521          (493,828)
        Increase (decrease) in federal and state income taxes payable                 327,307           577,276             2,750
                                                                                 ------------       ------------      -------------
          Total adjustments                                                         4,896,360          1,617,359         2,400,982

        Net cash provided by operating activities                                   6,128,883          2,260,297         2,785,672

Cash flows from investing activities:
  (Increase) decrease in certificate of deposit                                     1,009,192            (36,941)           (7,472)
  Purchase of property and equipment                                              (13,587,359)        (8,315,343)       (6,537,242)
  Proceeds from sale of equipment                                                   4,992,270          2,867,236         4,333,136
  Purchase of securities                                                           (2,266,879)                 -        (2,677,274)
  Proceeds from sale of securities                                                  2,340,868                  -         1,300,567
                                                                                 ------------       ------------      ------------
        Net cash used in investing activities                                      (7,511,908)        (5,485,048)       (3,588,285)

Cash flows from financing activities:
  Proceeds from borrowings on line of credit                                       27,486,496         12,819,626        26,841,064
  Payments on line of credit                                                      (26,880,215)       (13,262,000)      (26,012,346)
  Net decrease in employee obligations                                                (29,512)           (13,472)          (14,571)
  Proceeds from the issuance of long-term debt                                     13,117,117          8,857,794         8,573,038
  Repayment of long-term debt                                                     (11,399,789)        (5,977,731)       (9,080,999)
  Distribution                                                                       (100,000)                 -                 -
                                                                                 ------------       ------------      ------------
        Net cash provided by financing activities                                   2,194,097          2,424,217           306,186

    Increase (decrease) in cash                                                       811,072           (800,534)         (496,427)
    Cash beginning of period                                                          811,125            811,125         1,622,197
                                                                                 ------------       ------------      -------------
    Cash end of period                                                           $  1,622,197       $     10,591      $  1,125,770
                                                                                 ============       ============      ============

    Supplemental cash flow data:
        Cash paid for interest                                                   $  2,499,792       $  1,040,207      $  1,321,480
        Cash paid for income taxes                                               $      7,830       $          -      $    123,094



  The accompanying notes are an integral part of these financial statements.

BESTWAY TRUCKING, INC., CONNECTION ONE
TRUCKING, LLP, AND DLS LEASING, INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND
THE SIX MONTH PERIODS ENDED JUNE 30, 1998 AND 1999 (unaudited)
-------------------------------------------------------------------------------

 1.  NATURE OF OPERATIONS

     Bestway Trucking, Inc. is an Indiana corporation engaged in dry van transportation and logistics services. Connection One Trucking, LLP, an Indiana partnership, and DLS Leasing, Inc. an Indiana corporation, are both primarily engaged in the leasing of tractors and trailers to Bestway Trucking, Inc.


 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Combination:

     The combined financial statements include the accounts of Bestway Trucking, Inc. ("Bestway"), Connection One Trucking, LLP ("Connection One"), and DLS Leasing, Inc. ("DLS"), (collectively referred to as the "Company"). The companies are affiliated through common ownership. All significant intercompany balances and transactions have been eliminated in combination.

     Interim Statements:

     The accompanying combined balance sheet, statement of changes in stockholder's equity, and related footnotes as of June 30, 1999 and statements of income and of cash flows and the related footnotes for the six month periods ended June 30, 1998 and 1999 are unaudited. However, these financial statements and the related footnotes reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results for the interim periods. The results of operations for any interim period are not necessarily indicative of results for the entire year.

     Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Risks and Uncertainties and Concentration of Revenues:

     Substantially all of the Company's historical revenues have been attributable to dry van transportation services within the continental United States of America, therefore, any material decline or prolonged lack of growth in the demand for such services in general, or the Company's services in particular, could have a material adverse effect on the Company or its prospects. The market for truck transportation services is highly competitive. In order to build or retain its market share, the Company must continue to successfully compete in the areas that influence consumers of such services.

     The Company is dependent on being able to attract and retain qualified drivers to operate its equipment. Unavailability of such drivers, or the inability of the Company to attract such drivers, could have a material adverse effect on the Company or its prospects. Competition between trucking companies for drivers is significant.

     Fuel represents a potentially volatile component of the Company's operating expenses. Should the price of fuel increase substantially for a prolonged period, it is uncertain whether these costs could be directly passed to the customer.

     The Company generally does not enter long-term contracts with any of its customers, and therefore, derives a substantial portion of its revenues from uncommitted customers.

     Concentration of Credit Risks:

     Financial instruments that potentially expose the Company to concentrations of credit risk consist principally of trade accounts receivable. Bestway grants uncollaterized trade credit to its customers in the ordinary course of business, based on ongoing credit evaluations. Management believes its credit acceptance, billing, and collecting policies and procedures are adequate to minimize potential credit risk. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. The Company's historical

BESTWAY TRUCKING, INC., CONNECTION ONE
TRUCKING, LLP, AND DLS LEASING, INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND
THE SIX MONTH PERIODS ENDED JUNE 30, 1998 AND 1999 (unaudited)
-------------------------------------------------------------------------------

     experience in collection of accounts receivable is within the recorded allowances. At December 31, 1998 and June 30, 1999, no individual customer accounted for a significant amount of Bestway's accounts receivable. Furthermore, for the year ended December 31, 1998 and the six month period ended June 30, 1999, no individual customer represented a significant amount of Bestway's revenues. Connection One and DLS grant credit solely to Bestway.

     Carrying Value of Financial Instruments:

     The carrying amounts for cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, futures contracts, and debt instruments have been determined by the Company, using appropriate market information and valuation methodologies. Considerable judgment is required to develop the estimates of fair value. Therefore, the estimates provided herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

     Cash and Cash Equivalents:

     The Company considers all investments purchased with original or remaining maturities of three months or less at the date of purchase to be cash equivalents. Substantially all of the Company's cash balances are held in financial institutions based in the United States. At times, balances of these accounts exceed federal deposit insurance commission limits. The Company's cash management program utilizes zero balance accounts.

     Investments held for trading:

     Investments held for trading consist of common stock and are stated at market value as determined by the most recent traded price of each security at the balance sheet date. Investments are defined as trading securities under the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities", ("SFAS 115"). Management determines the appropriate classification of its investments at the time of purchase and reevaluates such determination at each balance sheet date. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and unrealized gains and losses are included in earnings. Susequent to June 30, 1999, these securities were sold and a loss of $631,875 was realized.

     Parts Inventory and Supplies:
     Inventories and supplies consist primarily of spare parts, new tires, fuel, and supplies and are stated at cost. Cost is determined using actual cost.

     Property and Equipment:

     Property and equipment are recorded at cost and are depreciated over their estimated useful lives using the straight-line method. The Company utilizes a salvage value of twenty percent on all revenue equipment. Major additions and betterments are capitalized, while replacements, maintenance, and repairs that do not improve or extend the life of the assets are charged to expense. Leasehold improvements are amortized over the lesser of the length of the lease or their estimated useful life. In the period assets are retired or otherwise disposed of, the costs and related accumulated depreciation and amortization are removed from the accounts, and any gain or loss on disposal is included in the results of operations. The ranges of depreciable lives used for financial reporting purposes are:

                                                                                   Years
                                                                                  -------
          Autos, trucks, trailers, and related major additions and betterments    5 to 7
          Office equipment and furniture                                          5 to 10
          Terminal equipment                                                      5 to 10

     Long Lived Assets:

     The Company periodically evaluates the recoverability of long-lived assets. The Company recognizes an impairment charge when the future undiscounted cash flows from each asset is estimated to be insufficient to recover its related carrying value.

     Revenue Recognition:

     Operating revenues are recognized upon shipment while related direct costs are recognized as incurred. The Company believes that alternate methods of revenue recognition would not result in a material difference in annual revenues or financial position.

BESTWAY TRUCKING, INC., CONNECTION ONE
TRUCKING, LLP, AND DLS LEASING, INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND
THE SIX MONTH PERIODS ENDED JUNE 30, 1998 AND 1999 (unaudited)
-------------------------------------------------------------------------------

     Advertising Costs:

     Advertising costs are charged to operations as incurred. Advertising costs were $21,670 for the year ended December 31, 1998 and were $6,069 and $8,078 for the six month periods ended June 30, 1998 and 1999, respectively.

     Hedging Activities:

     The Company utilizes a fuel futures contract to reduce its exposure to certain risks inherent within its business. The contract is designated as a hedge, has high correlation with the underlying exposure, and is highly effective in offsetting underlying price movements. Accordingly, gains and losses on unsettled portions of the contract are deferred. Amounts deferred are classified in the same category as the item hedged for balance sheet and cash flow presentation. Gains or losses on settled portions of the contract are recognized in income in the same category as the item hedged.

     Income Taxes:

     Bestway applies Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The measurement of deferred taxes is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Connection One is not a taxpaying entity for federal income tax purposes as income from the Company is taxed to the Partners in their respective returns. As such, no income tax expense has been recorded in these financial statements.

     DLS, with the consent of its sole Stockholder, has elected under the Internal Revenue Code to receive S Corporation tax status. As such, in lieu of corporate income tax, the Stockholder is taxed on the Company's taxable income. Therefore, no income tax has been included in these financial statements.

     Comprehensive Income:

     In fiscal 1999, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). This statement establishes standards for reporting and display of comprehensive income and its components (revenue, expenses, and gains and losses) in a full set of financial statements. There was no impact on the Company's financial position, results of operations, or cash flows as a result of adoption for the year ended December 31, 1998, and for the six month periods ended June 30, 1998 and 1999, as comprehensive income and net income are the same.

     Earnings Per Share:

     With respect to the historical organization and capital structure of the Company, earnings per share information is not considered meaningful or relevant and has not been presented in the accompanying combined financial statements and notes thereto.

     Recent Accounting Pronouncements:

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS 133 requires that all derivatives be recognized at fair value in the balance sheet, and that the corresponding gains or losses be reported as a component of comprehensive income. SFAS 133 will be effective for fiscal years beginning after June 15, 2000. Currently, the Company engages in fuel hedges and is evaluating the requirements of SFAS 133 and the effects, if any, on current policies on accounting for hedging activities.

     In March 1998, the Accounting Standards Committee ("AcSEC") released Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 requires companies to capitalize certain costs of computer software developed or obtained for internal use, provided that these costs are not related to research and development. Effective January 1, 1999, the Company adopted SOP 98-1. The impact has not been significant on the Company's results from operations or financial position.

BESTWAY TRUCKING, INC., CONNECTION ONE
TRUCKING, LLP, AND DLS LEASING, INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND
THE SIX MONTH PERIODS ENDED JUNE 30, 1998 AND 1999 (unaudited)
-------------------------------------------------------------------------------

 3.  PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:

                                                              December 31,    June 30,
                                                                  1998          1999
                                                              ------------  ------------
                                                                            (unaudited)

          Revenue Equipment                                    $39,241,492  $38,711,414
          Service and Garage Equipment                             935,840      970,449
          Furniture and Fixtures                                 1,206,436    1,230,061
          Leasehold Improvements                                 1,402,711    1,486,964
          Other                                                    117,755      117,755
                                                               -----------  -----------
               Total historical cost                           $42,904,234  $42,516,643
          Less:  Accumulated depreciation and amortization       9,993,320   10,097,118
                                                               -----------  -----------
               Total net book value                            $32,910,914  $32,419,525
                                                               ===========  ===========

     Depreciation and amortization expense on property and equipment for the years ended December 31, 1998 was $5,814,352 and was $3,419,640 and $3,044,439 for the six month periods ended June 30, 1998 and 1999, respectively.

     Certain of the Company's property and equipment is mortgaged or pledged as collateral against debt facilities that include various current and non-current commitments for interest and principal.


 4.  LINE OF CREDIT

     On September 18, 1998, Bestway entered into a revolving line of credit agreement with a bank providing for borrowings of up to $5.5 million and letters of credit up to the aggregate amount of $250,000, provided that the outstanding sum of the revolving line of credit and outstanding letters of credit at no time exceed $5.5 million. The agreement, which includes certain restrictions on borrowings, expires on June 30, 2001. Interest on the outstanding borrowings are based on the banks prime rate (7.75% at December 31, 1998 and June 30, 1999) or; at the borrowers discretion and with certain restrictions, 2.25% plus LIBOR rates permitted under the agreement and elected by the Company (permitted LIBOR rates ranged from 5.06% to 5.10% and 5.24% to 5.84% at December 31, 1998 and June 30, 1999,
     respectively). Any outstanding amounts under the facility are collateralized by the Company's accounts receivable, equipment and inventory (motor vehicles, tractors, trailers, and rolling stock are excluded), intellectual properties, and investments and deposits (up to $2 million in permitted securities and certain deposits of Connection One and DLS are excluded). The President and sole Stockholder of Bestway and DLS and the Partners of Connection One unconditionally guaranteed amounts outstanding under the agreement. Borrowings outstanding under the agreement at December 31, 1998 and June 30, 1999 were $4,605,655 and $5,434,373, respectively. Upon acquisition of the Company by Transit Group, Inc. the line of credit was terminated and the outstanding balance was paid-off.

     At June 30, 1998, the Company had a line of credit with a bank for $4 million with interest at 8.5%. The agreement expired September 21, 1998.

BESTWAY TRUCKING, INC., CONNECTION ONE
TRUCKING, LLP, AND DLS LEASING, INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND
THE SIX MONTH PERIODS ENDED JUNE 30, 1998 AND 1999 (unaudited)
-------------------------------------------------------------------------------

5.  LONG-TERM DEBT

     Notes payable and lines of credit are as follows:


                                                                       December 31,   June 30,
                                                                          1998          1999
                                                                       -----------  ------------
                                                                                    (unaudited)

          6.86% to 9.0% equipment purchase obligations; as of
             December 31, 1998 and June 30, 1999
             aggregate monthly principal and interest payments
             approximated $813,348 and $777,709, respectively;
             obligations expire at various dates through April 2009;
             collateralized by certain property and equipment           $28,235,629  $27,728,485

          8% note payable to bank in monthly installments of $1,924, including interest; secured by a mortgage on property
             owned by Silver Creek, LLP                                     154,961      154,144

          8% note payable to former Stockholder, principal and
             interest payable in monthly installments of $4,842             369,266      354,695
                                                                        -----------  -----------


             Total debt                                                  28,759,856   28,237,324

          Less: Current portion                                           7,774,592    7,520,711
                                                                        -----------  -----------

             Non-current portion                                        $20,985,264  $20,716,613
                                                                        ===========  ===========

     The Company's debt outstanding, excluding the line of credit, matures as follows:

                                                                         December 31,
             For the Year Ended                                             1998
             ------------------                                          ------------

                1999                                                     $ 7,774,592
                2000                                                       8,434,121
                2001                                                       7,666,075
                2002                                                       3,693,117
                2003                                                         996,136
                Thereafter                                                   195,815
                                                                         -----------

               Total                                                     $28,759,856
                                                                         ===========

BESTWAY TRUCKING, INC., CONNECTION ONE
TRUCKING, LLP, AND DLS LEASING, INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND
THE SIX MONTH PERIODS ENDED JUNE 30, 1998 AND 1999 (unaudited)
-------------------------------------------------------------------------------

6.  EMPLOYEE BENEFIT PLAN

     Bestway has established a defined contribution retirement plan that is intended to qualify under Section 401 of the Internal Revenue Code (the "Plan"). The Plan covers all full time employees of the Company after one year of continuous service. The Plan allows employees to contribute up to fifteen percent of eligible pre-tax pay and matches twenty five percent of the first five percent of eligible pay contributed. For the year ended December 31, 1998 and the six month periods ended June 30, 1998 and 1999, Company contributions amounted to approximately $25,770, $55,668 and $35,268, respectively.

 7.  INCOME TAXES

     The components of Bestway's provision for income taxes are as follows:

                                                For the Year    For the Six    For the Six
                                                    Ended      Months Ended   Months Ended
                                                December 31,     June 30,       June 30,
                                                    1998           1998           1999
                                                -------------  -------------  -------------
                                                                (unaudited)    (unaudited)
          Current:
             State                                $  36,584      $  63,021      $   3,667
             Federal                                298,553        514,255        122,177
                                                  ---------      ---------      ---------
                                                    335,137        577,276        125,844
          Deferred:
             State                                  (42,042)       (48,315)       (15,018)
             Federal                               (357,363)      (408,343)      (127,649)
                                                  ---------      ---------      ---------
                                                   (399,405)      (456,658)      (142,667)
                                                  ---------      ---------      ---------
             Total                                $ (64,268)     $ 120,618      $ (16,823)
                                                  =========      =========      =========


     The principal items accounting for the difference between income taxes computed at the U.S. statutory rate and the provisions for income taxes reflected in the statements of operations are as follows:

                                             For the Year    For the Six    For the Six
                                                 Ended      Months Ended   Months Ended
                                             December 31,     June 30,       June 30,
                                                 1998           1998           1999
                                             -------------  -------------  -------------
                                                                            (unaudited)
      Tax at federal statutory rate            397,207         259,609        125,075
      Income from nontaxable entities         (787,235)       (334,715)      (243,099)
      Nondeductible expenses                   441,827         220,633        117,642
      State taxes, net                        (103,629)        (21,427)        (5,091)
      Other                                    (12,438)         (3,482)       (11,350)
                                              --------        --------       --------
                                               (64,268)        120,618        (16,823)
                                              ========        ========       ========

BESTWAY TRUCKING, INC., CONNECTION ONE
TRUCKING, LLP, AND DLS LEASING, INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND
THE SIX MONTH PERIODS ENDED JUNE 30, 1998 AND 1999 (unaudited)
-------------------------------------------------------------------------------

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows:

                                                   For the Year    For the Six
                                                       Ended      Months Ended
                                                   December 31,     June 30,
                                                       1998           1999
                                                   -------------  -------------
                                                                   (unaudited)

          Depreciation                                $(957,140)     $(625,809)
          Expenses deductible in future periods         643,045        479,666
          Net operating loss carryforwards              530,976              -
                                                      ---------      ---------

               Total                                  $ 216,881      $(146,143)
                                                      =========      =========

     No valuation allowance has been recorded as management believes the net deferred tax asset will be realized in future periods. Management evaluates the recoverability of the deferred tax assets on an annual basis.

     Connection One is not a taxpaying entity for federal income tax purposes, therefore, no income tax expense has been recorded in these financial statements. Income is taxable to the Company's partners.

     DLS has elected to be taxed as an S Corporation under the Internal Revenue Code, therefore, no income tax expense has been recorded in these financial statements. Income is taxable to the Company's sole Stockholder.


 8.  RELATED PARTY TRANSACTIONS

     In the ordinary course of business, the Company engages in certain transactions with entities that are related due to similar ownership and control with the Company. Balances with these entities at December 31, 1998 and June 30, 1999, were as follows:

                                                                    December 31,     June 30,
                                                                       1998           1999
                                                                    ------------   ------------
                                                                                   (unaudited)
          Related Party Receivables
             Cinci, LLC                                              $  103,781      $  126,781
             Silver Creek, LLC                                          220,942         339,636
             Transport Refrigeration Sales & Service, LLC                 3,411               -
             Stockholder                                                895,576       1,076,375
                                                                     ----------      ----------

          Total                                                      $1,223,710      $1,542,792
                                                                     ==========      ==========


     Bestway leases its primary administrative and operational facilities from the Company's President and sole Stockholder. An agreement formalizing the terms of this lease does not exist. For the year ended December 31, 1998 and for the six month periods ended June 30, 1998 and 1999, Bestway paid rent of $174,296, $60,000 and $120,000, respectively. Additionally, Bestway leases its Nashville terminal from Silver Creek, LLC, a company wholly-owned by Bestway's President and sole Stockholder. An agreement formalizing the terms of this lease does not exist. Rent of $30,000, $22,500 and $7,500 was paid for the year ended December 31, 1998 and the six month periods ended June 30, 1998 and 1999, respectively.

BESTWAY TRUCKING, INC., CONNECTION ONE
TRUCKING, LLP, AND DLS LEASING, INC.

NOTES TO THE COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1998 AND
THE SIX MONTH PERIODS ENDED JUNE 30, 1998 AND 1999 (unaudited)
-------------------------------------------------------------------------------

     Bestway paid real estate taxes for its administrative and operational facilities that are leased from the Company's President and sole Stockholder. Real estate taxes of $112,330, $56,165 and $102,690, respectively, were paid for the year ended December 31, 1998 and the six month periods ended June 30, 1998 and 1999.

     Bestway obtains certain paint and bodywork services for its revenue equipment from a company that is wholly-owned by Bestway's President and sole Stockholder. Amounts paid to this company for services rendered during the year ended December 31, 1998 and the six month periods ended June 30, 1998 and June 30, 1999 were $199,512, $65,241 and $67,834, respectively.


 9.  BUSINESS SEGMENT AND GEOGRAPHICAL INFORMATION

     The Company currently operates in one industry segment, the dry van trucking industry, for financial reporting purposes, and uses one measure of profitability for its business. The Company markets its services to customers in the United States, where its long-lived assets are maintained.


10.  COMMITMENTS AND CONTINGENCIES

     During 1998, the Internal Revenue Service challenged Bestway's deduction of per diem paid to drivers for the years 1995 through 1997. Management estimated the liability resulting from this examination to be approximately $900,000 and paid such an amount with Bestway's 1998 income tax return to mitigate potential fines and penalties. Management has reflected such an amount in the accounts at December 31, 1998 and June 30, 1999.

     The Company is party to various legal actions which are ordinary and incidental to its business. While the outcomes of legal actions cannot be predicted with certainty, the Company believes the outcome of any of these proceedings, or all of them combined, will not have a material adverse effect on its financial position or results of operations.


11.  SUBSEQUENT EVENTS

     On July 30, 1999, Transit Group, Inc. ("TGI") acquired the Company for 1.5 million shares of TGI common stock and $6.8 million in cash. TGI is a Florida corporation engaged, through subsidiaries, in short and long haul transportation services. The acquisition of Bestway, Connection One, and DLS by TGI will result in these companies becoming C corporations that will merge with TGI. As a consequence of this merger, additional non-current deferred tax liabilities of approximately $2,970,000 will be recognized.